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                                                                   EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT



     This Employment Agreement ("Agreement") is made and entered into as of and effective May ___, 1997 by and between AUTOMOTIVE ONE PARTS STORES, INC., a Florida corporation (the "Company"), and ROBERT H. GENTRY, III (hereinafter called the "Executive").


                                    RECITALS

     A. The Executive is currently employed as the Chief Executive Officer and President of the Company.

     B. The Executive possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

     C. The Board of Directors of the Company recognizes that the Executive has contributed to the growth and success of the Company, and it is in the best interest of the Company to enter into an employment agreement with Executive.

     D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

     E. The Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1.   Employment.

          1.1 Employment and Term. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

          1.2 Duties of Executive. During the term of this Agreement, the Executive shall serve as President and Chief Executive Officer of the Company, shall diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ from the services currently provided by Executive), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.
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     2.   Term.

          2.1 Initial Term. The initial term of this Agreement, and the employment of the Executive hereunder, shall commence on May 1, 1997 (the "Commencement Date") and shall expire on May 2, 2002, unless sooner terminated in accordance with the terms and conditions hereof (the "Initial Term").

          2.2 Renewal Terms. At the end of the Initial Term, this Agreement shall automatically renew for successive one year terms, subject to earlier termination of this Agreement as provided herein.

          2.3 Expiration Date. The date on which the term of this Agreement shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the Expiration Date.

     3.   Compensation.

          3.1 Base Salary. The Executive shall receive a base salary (the "Base Salary") during each year of the Initial Term, payable in installments consistent with the Company's normal payroll schedule and subject to applicable withholding and other taxes, in the following amounts:

           (i)      $80,000/year during year 1; and

           (ii)     $100,000/year during years 2 and 3; and

           (iii)    $120,000/year during years 4 and 5.

The Base Salary also shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased, but never decreased, at any time or from time to time. If the term of this Agreement shall be renewed as provided in Section 2.2 hereof, then during such renewal term of his employment hereunder, the Executive's Base Salary shall be increased each year by no less than 10% over the previous years Base Salary and Executive shall be paid as set forth and subject to the provisions of this paragraph.

     3.2 Incentive Bonus. The Executive shall be eligible to participate in and the Company shall implement an incentive bonus plan based on the annual performance of the Company, as determined by and in the discretion of the Board of Directors.




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     4.   Expense Reimbursement and Other Benefits.

          4.1 Reimbursement of Expenses. During the term of Executive's employment hereunder, upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

          4.2 Compensation/Benefit Programs. During the term of this Agreement, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its executives, including savings, pension, profit-sharing and deferred compensation plans.

          4.3 Working Facilities. The Company shall furnish the Executive with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

          4.4 Automobile. The Company shall provide the Executive either with the use of an automobile together with reimbursement of the reasonable operating expenses thereof, or in the discretion of the Company with an automobile allowance of $800 per month.

          4.5 Stock Options. During the term of his employment, Employee will be provided with stock options under the Company's stock option plan(s) as determined by the Company's Board of Directors and/or Compensation Committee.

          4.6 Other Benefits. The Executive shall be entitled to five weeks of vacation each calendar year during the term of this Agreement, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

     5.   Termination.

          5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, for cause. For purposes of this Agreement, the term "cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services



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hereunder, (iii) conviction of any crime which involves dishonesty or a breach of trust, (iv) gross negligence in connection with the performance of the Executive's duties hereunder, or (v) the material and willful or knowing failure or refusal (other than as a result of a disability) by the Executive to perform his duties hereunder. Any termination for cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Board regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall pay to the Executive (i) his Base Salary to the date of termination, and
(ii) a severance payment equal to 12 months of the Executive's Base Salary at the time of the termination of the Executive's employment with the Company. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

          5.2 Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, if the Executive shall become entitled to benefits under the Company's Long Term Disability Plan as then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 90 days in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Executive continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, and (ii) pay to the Executive a severance payment equal to 12 months of the Executive's Base Salary at the time of the termination of the Executive's employment with the Company. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

          5.3 Death. In the event of the death of the Executive during the term of his employment hereunder, the Company shall (i) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, and (ii) pay to the Executive a severance payment equal to 12 months of the Executive's Base Salary at the time of the termination of the Executive's employment with the Company. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5.5) the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) continue to pay the Executive's Base Salary following the termination of the Executive's employment with the Company for the Period (as hereinafter defined) in the manner and at such time as the Base Salary otherwise would have



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been payable to the Executive, and (iii) continue to provide the Executive with the health, dental and life insurance benefits he was receiving under Sections
4.2 hereof, for the Period (as hereinafter defined) in the manner and at such times as such benefits otherwise would have been payable or provided to the Executive. For the purposes of this Section the "Period" shall be defined as the greater of (x) the number of days remaining under the term of this Agreement or any extension or renewal thereof, as if this Agreement had not been terminated, or (y) twelve (12) months. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.5 Resignation by Executive. The Executive shall at all times have the right, upon sixty (60) days written notice to the Company, to terminate the Executive's employment hereunder. Upon any termination pursuant to this Section 5.5, the Company shall pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

          5.6 Survival. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable.

     6.   Restrictive Covenants.

          6.1 Non-competition. At all times while the Executive is employed by the Company and for a one (1) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company located within a fifty (50) mile radius of Company's current place of business or any subsequent location Company may conduct business from where the Company markets and sells its products or its services (for this purpose, any business that engages in the retail or wholesale automotive parts and accessories business shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation. During the term of Executive's




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employment relationship with Company, the geographical limitation of a fifty
(50) mile radius contained above shall not be applicable, and Executive shall be prohibited from such ownership and/or activity regardless of the geographical location of such other business.

          6.2 Nondisclosure. The Executive shall not at any time, directly or indirectly, divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

          6.3 Nonsolicitation of Employees and Customers. At all times while the Executive is employed by the Company and for a one (1) year period after the termination of the Executive's employment with the Company for any reason, for the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or
(b) divert, attempt to divert, call on or solicit any of the actual or targeted prospective customers of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

          6.4 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.5 Definition of Company. Solely for purposes of this Section 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly,



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through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          6.6 Acknowledgment by Executive. The Executive acknowledges and confirms that the length of the term of the provisions of this Section 6 and the geographical restrictions contained in Section 6.1 are fair and reasonable and not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. The Executive further acknowledges and confirms that the Confidential Information, the substantial relationships with Company's specific prospective and existing customers and suppliers: (i) are valuable, special, and a unique asset of Company; (ii) have provided and will hereafter provide Company with a substantial competitive advantage in the operation of its business; and (iii) are a legitimate business interest of Company. Company and Executive also agree that the existence of these legitimate business interests justifies the need for the restrictive covenants set forth in this Section, and the restrictive covenants are reasonably necessary to protect Company's legitimate business interests.

          6.7 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          6.8 Extension of Time. If the Executive shall be in violation of any provision of this Section 6, then each time limitation set forth in this Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

          6.9 Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

     7.   Injunction and Remedies.

          7.1 It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6 of this Agreement will




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cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Section 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess. In the event that the Company does apply for such an injunction, Executive shall not raise as a defense thereto that the Company has an adequate remedy at law. Executive hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such terms, covenants, or provisions without the necessity of proof of actual damages or posting of a bond.

          7.2 Executive and Company hereby acknowledge and agree that, in the event of any breach by Executive, directly or indirectly, of the foregoing restrictive covenants, it will be difficult to ascertain the precise amount of damages that may be suffered by Company by reason of such breach; and accordingly, the parties hereby agree that, as liquidated damages (and not as a penalty) in respect of any such breach, Executive shall be required to provide an accounting of any and all benefits received by Executive as a result of such breach, including, but not limited to, true and correct financial records, or other data detailing the financial benefit Executive received or derived, directly or indirectly, from any and all violative acts or activities, and Executive thereafter shall be required to pay to Company, as damages, cash amounts equal to any and all gross revenues received or derived by Executive, directly or indirectly, from any and all violative acts or activities. The parties hereby agree that the foregoing constitutes a fair and reasonable estimate of the actual damages that might be suffered by reason of any breach of
Section 6 by Executive, and the parties hereby agree to such liquidated damages in lieu of any and all other measures of damages that might be asserted in respect of any subject breach.

     8. Claims not a Defense. Executive expressly agrees that the existence of any claims that he may have against the Company, whether or not arising from this Agreement, shall not constitute a defense to the enforcement of the covenants or provisions set forth in Sections 6 and 7.

     9. Assignment. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Each party hereto agrees to submit to the personal jurisdiction and venue of the State and/or Federal Courts located in Orange County, Florida, for resolution of all disputes arising out of, in connection with, or by reason of the interpretation, construction, and enforcement of this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede




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all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

     12. Notices: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U. S. mail. Notice shall be sent (i) if to the COMPANY, addressed to: 701 West Church Street, Orlando, Florida, 32805, Telecopier (407) 422-1041, Attention: Chief Financial Officer, and (ii) if to the EXECUTIVE, to his address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

     13. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     14. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     15. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

     16. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other, including all costs of collection or appeals.



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     17.  Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     18. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                             COMPANY:

                             AUTOMOTIVE ONE PARTS STORES, INC.,
                             a Florida corporation



                             By: /s/ Robert H. Gentry, III
                                 ----------------------------------------
                             Name:  Robert H. Gentry, III
                             Title: President


                             EXECUTIVE:

                              /s/  Robert H. Gentry, III
                              -------------------------------------------
                              Robert H. Gentry, III







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